EXHIBIT 5(A)

                              MANAGEMENT CONTRACT


         AGREEMENT dated this 3rd day of January, 1994 between Morgan Grenfell Investment Services Limited, a limited company incorporated in England and Wales (the "Manager") and Morgan Grenfell Investment Trust, a Delaware business trust (the "Trust") on behalf of Morgan Grenfell International Equity Fund, Morgan Grenfell Global Equity Fund, Morgan Grenfell European Equity Fund, Morgan Grenfell Pacific Basin Equity Fund, Morgan Grenfell International Small Cap Equity Fund, Morgan Grenfell Japanese Small Cap Equity Fund, Morgan Grenfell European Small Cap Equity Fund, Morgan Grenfell Emerging Markets Equity Fund, Morgan Grenfell Global Fixed Income Fund, Morgan Grenfell International Fixed Income Fund and Morgan Grenfell Emerging Markets Fixed Income Fund.

                              W I T N E S S E T H

         WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission) a registration statement (the "Registration Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended,

         WHEREAS, the Trust currently issues eleven series of shares representing interests in the following portfolios (individually, a "Portfolio" and collectively, the "Portfolios":

         Morgan Grenfell International Equity Fund
         Morgan Grenfell Global Equity Fund
         Morgan Grenfell European Equity Fund
         Morgan Grenfell Pacific Basin Equity Fund
         Morgan Grenfell International Small Cap Equity Fund Morgan Grenfell Japanese Small Cap Equity Fund Morgan Grenfell European Small Cap Equity Fund Morgan Grenfell Emerging Markets Equity Fund
         Morgan Grenfell Global Fixed Income Fund
         Morgan Grenfell International Fixed Income Fund Morgan Grenfell Emerging Markets Fixed Income Fund

         WHEREAS, the parties hereto deem it mutually advantageous that the Manager should be engaged, subject to the supervision and direction of the Trust's Board of Trustees and officers, to manage the Portfolios,

         NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Manager do hereby agree as follows:

         1. (a) The Manager will regularly provide each Portfolio with investment research, advice and supervision and will furnish continuously an investment program for each Portfolio consistent with the investment objectives and policies of each Portfolio. The Manager will determine from time to time what securities shall be purchased for each Portfolio, what securities shall be held or sold by each Portfolio and what portion of each Portfolio's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statements under the 1940 Act and under the Securities Act of 1933 covering the Trust's shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of each Portfolio, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Manager will exercise, subject to the foregoing, full discretion and act for each Portfolio in the same manner and with the same force and effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

            (b) The Manager will, to the extent reasonably required in the conduct of the business of each Portfolio and upon the Trust's request, furnish to each Portfolio research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not a Portfolio shall at the time have any investment in such industries, businesses, corporations or securities. The Manager will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or entities.

            (c) The Manager will maintain all books and records with respect to each Portfolio's securities transactions required by subparagraphs (b)(5), (6),
(9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian or transfer agent appointed by the Trust with respect to each Portfolio) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. The Manager will also provide to the Board of Trustees such periodic and special reports as the Board may reasonably request.

         2. The Manager recognizes that the Trust may from time to time create additional portfolios of the Trust, that this agreement relates only to the management of the assets of the eleven existing Portfolios of the Trust, and that the management of the assets of any additional portfolio of the Trust will be subject to one or more separate investment management agreements.

         3. (a) Except as otherwise provided herein, the Manager, at its own expense, shall be responsible for furnishing its own office space, facilities, equipment and personnel for managing the investments of each Portfolio, and shall arrange, if desired by the Trust, for members of the Manager's organization to serve as officers or agents of the Trust or any of the Portfolios.

            (b) The Manager shall pay directly or reimburse the Trust for: (i) the compensation (if any) of the Trustees and officers of the Trust who are affiliated with, or interested persons of, the Manager; and (ii) all expenses not hereinafter specifically assumed by the Trust or the Portfolios where such expenses are incurred by the Manager or by the Trust or the Portfolios in connection with the management of the investment and reinvestment of the assets of, the Portfolios.

            (c) Each Portfolio shall assume and shall pay: (i) charges and expenses, allocable to the Portfolio, for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Manager or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of the Portfolio's auditors; (iii) the charges and expenses, allocable to the Portfolio, of any administrator, custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust on behalf of the Portfolio; (iv) brokers' commissions, and issue and transfer taxes, allocable to the Portfolio, in connection with securities transactions to which the Portfolio is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust, on behalf of the Portfolio, to federal, state or other governmental agencies; (vi) fees and expenses, allocable to the Portfolio, involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses, allocable to the Portfolio, of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses, allocable to the Portfolio, of legal counsel to the Trust and the Trustees; (ix) distribution fees paid by the

Portfolio in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; (x) compensation, allocable to the Portfolio, of those Trustees of the Trust or the Portfolio who are not affiliated with or interested persons of the Manager, the Trust or the Portfolio (other than as Trustees); (xi) the cost, allocable to the Portfolio, of preparing and printing share certificates; (xii) interest on borrowed money, if any; and (xii) organizational expenses, allocable to the Portfolio, of the Trust or the Portfolio.

         4. It is understood that the Manager, on behalf of each Portfolio, may employ one or more sub-investment advisers (each a "Subadviser") under written agreements with each such Subadviser, provided that any such agreement is first approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" (as the term "interested person" is defined in the 1940 Act) of the Trust, the Manager or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the affected Portfolio. The authorization given to the Manager in Sections 1 and 7 hereof may be delegated by it under any such agreement to any of the Subadvisers, provided that the Subadvisers shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Manager.

         5. (a) The Trust, on behalf of each Portfolio, shall pay to the Manager, as compensation for the Manager's services hereunder, a fee at an annual rate of each Portfolio's average daily net assets as follows:

                                                              Annual Rate
                                                              -----------
Morgan Grenfell International Equity Fund                        0.70%
Morgan Grenfell Global Equity Fund                               0.70%
Morgan Grenfell European Equity Fund                             0.70%
Morgan Grenfell Pacific Basin Equity Fund                        0.70%
Morgan Grenfell International Small Cap Equity Fund              1.00%
Morgan Grenfell Japanese Small Cap Equity Fund                   1.00%
Morgan Grenfell European Small Cap Equity Fund                   1.00%
Morgan Grenfell Emerging Markets Equity Fund                     1.25%
Morgan Grenfell Global Fixed Income Fund                         0.60%
Morgan Grenfell International Fixed Income Fund                  0.60%
Morgan Grenfell Emerging Markets Fixed Income Fund               1.60%

         The management fee payable hereunder shall be computed monthly and paid monthly in arrears. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

            (b) If the operating expenses of any Portfolio in any year exceed the limits set by state securities laws or regulations in states in which shares of such Portfolio are sold, the amount payable to the Manager under subsection (a) above will be reduced (but not below $0), and the Manager shall make other arrangements concerning expenses but, in each instance, only as and to the extent required by such laws or regulation. If amounts have already been advanced to the Manager under this Agreement, the Manager will return such amounts to the Trust to the extent required by the preceding sentence.

            (c) In addition to the foregoing, the Manager may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust for all or a portion of expenses related to its operations not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

         6. The Manager will not be liable for any error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Manager, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, but nothing contained herein will be construed to protect the Manager against any liability to the Trust, a Portfolio or a Portfolio's shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         7. (a) Nothing in this Agreement will in any way limit or restrict the Manager or any of its officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Manager may act as an investment advisor to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Manager to or with the Trust or deemed to violate or give rise to any duty or obligation of the Manager to the Trust except as otherwise imposed by law. The Trust recognizes that the Manager, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

            (b) In connection with purchases or sales of portfolio securities for the account of each Portfolio, neither the Manager nor any of its Directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Manager shall arrange for the placing of all orders for the purchase and sale of portfolio securities for each Portfolio's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager is directed at all times to seek for each Portfolio the most favorable execution and net price available except as described herein. It is also understood that it is desirable for each Portfolio that the Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to a Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for each Portfolio with such brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its or its affiliates services to other clients.

            (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to such Portfolio and to such clients.

         8. This Agreement shall become effective on the date hereof and shall remain in force until December 31, 1995 and from year to year thereafter, with respect to each Portfolio, but only so long as its continuance is approved annually by a vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or interested persons (as the term "interested persons" is defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval or by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the affected Portfolio, subject to the right of the Trust and the Manager to terminate this contract as provided in Section 9 hereof.

         9. Either party hereto may, without penalty, terminate this Agreement, with respect to one or more Portfolios, by vote of its Board of Directors or its Board of Trustees, as the case may be, or by vote of a "majority of its outstanding voting securities" (as defined in the 1940 Act) of the affected Portfolio and the giving of 60 days' written notice to the other party.

         10. This Agreement shall automatically terminate in the event of its assignment. For purposes of this Agreement, the term "assignment" shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

         11. The Trust agrees that in the event that neither the Manager nor any of its affiliates acts as an investment adviser to the Trust, the name of the Trust, and of any portfolio thereof, will be changed to one that does not contain the name "Morgan Grenfell" or otherwise suggest an affiliation with the Manager.

         12. The Manager is an independent contractor and not an employee of the Trust or the Portfolios for any purpose. If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of a Portfolio, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Trust or such Portfolio.

         13. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

         14. This Agreement and all performance hereunder shall be governed by the laws of The State of New York, which apply to contracts made and to be performed in The State of New York.

         15. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         16. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the portfolio affected thereby and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities. The Trust's Agreement and Declaration of Trust, as amended from time to time, is in the physical possession of the Manager and describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

         17. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.

ATTEST:                                 MORGAN GRENFELL INVESTMENT TRUST



/s/ Mark G. Arthus                      By: /s/ James E. Minnick
-----------------------------------         -----------------------------------
Mark Arthus                                 James E. Minnick
Secretary                                   President and Chief Executive
                                              Officer


ATTEST:                                 MORGAN GRENFELL INVESTMENT
                                        SERVICES LIMITED




 /s/ L. B. Hacking                      By: /s/Patrick Disney/A.M. Wheatley
-----------------------------------         -----------------------------------
Name: L. B. Hacking                         Name: Patrick Disney/Alan
Title: Compliance Officer                         Michael Wheatley
                                            Title: Managing Director/
                                                   Director

                        AMENDMENT TO MANAGEMENT CONTRACT
                           DATED AS OF APRIL 25, 1994


     In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, Morgan Grenfell Investment Trust, a Delaware business trust (the "Trust"), and Morgan Grenfell Investment Services Limited (the "Manager") agree to amend the Management Contract dated January 3, 1994 between the Trust and the Manager to reduce the annual rate of compensation payable thereunder by the Trust, on behalf of Morgan Grenfell Emerging Markets Equity Fund (the "Fund"), to the Manager from 1.25% of the Fund's average daily net assets to 1.00% of such net assets.

     The Trust and the Manager agree that this amendment shall be effective as of the date first set forth above.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers as of the date first set forth above.

ATTEST:                                 MORGAN GRENFELL INVESTMENT TRUST


  /s/ Mark Arthus                       By: /s/ James E. Minnick
-----------------------------------         -----------------------------------
Mark Arthus                                 James E. Minnick
Secretary                                   President and Chief Executive
                                              Officer


ATTEST:                                 MORGAN GRENFELL INVESTMENT
                                        SERVICES LIMITED


  /s/ Patrick Disney                    By: /s/ L. B. Hacking
-----------------------------------         -----------------------------------
Name:  P. W. W. Disney                      Name:  L. B. Hacking
Title:  Managing Director                   Title:  Compliance Officer

                        AMENDMENT TO MANAGEMENT CONTRACT
                           DATED AS OF APRIL 1, 1995


         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, Morgan Grenfell Investment Trust, a Delaware business trust (the "Trust"), and Morgan Grenfell Investment Services Limited (the "Manager") agree to amend the Management Contract dated January 3, 1994, as amended April 25, 1994, between the Trust and the Manager to reduce the annual rate of compensation payable thereunder by the Trust, on behalf of each of Morgan Grenfell Global Fixed Income Fund and Morgan Grenfell International Fixed Income Fund (each a "Fund"), to the Manager from 0.60% of such Fund's average daily net assets to 0.50% of such net assets.

         The Trust and the Manager agree that this amendment shall be effective as of the date first set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and their seals to be affixed hereto as of the date first set forth above.

ATTEST:                                 MORGAN GRENFELL INVESTMENT TRUST


 /s/ Robert Frederick                   By: /s/ Mark G. Arthus
-----------------------------------         -----------------------------------
Name:  Robert Frederick                     Mark G. Arthus
Title:  Funds Compliance Officer            Secretary


ATTEST:                                 MORGAN GRENFELL INVESTMENT
                                        SERVICES LIMITED


 /s/ A. M. Wheatley                     By: /s/ M. Bullock
-----------------------------------         -----------------------------------
Name:  A. M. Wheatley                       Name:  M. Bullock
Title:  Director                            Title:  Chairman

                        AMENDMENT TO MANAGEMENT CONTRACT
                         DATED AS OF SEPTEMBER 1, 1995


         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, Morgan Grenfell Investment Trust, a Delaware business trust (the "Trust"), and Morgan Grenfell Investment Services Limited (the "Manager") agree to amend the Management Contract dated January 3, 1994, as amended April 25, 1994 and April 1, 1995, between the Trust and the Manager to reduce the annual rate of compensation payable thereunder by the Trust, on behalf of Morgan Grenfell Emerging Markets Debt Fund (referred to in such Contract by its previous name, "Morgan Grenfell Emerging Markets Fixed Income Fund") (the "Fund"), to the Manager from 1.60% of the Fund's average daily net assets to 1.50% of such net assets.

         The Trust and the Manager agree that this amendment shall be effective as of the date first set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers as of the date first set forth above.

ATTEST:                                 MORGAN GRENFELL INVESTMENT TRUST


 /s/ Robert Frederick                   By: /s/ Mark G. Arthus
-----------------------------------         -----------------------------------
Name:  Robert Frederick                     Mark G. Arthus
Title:  Funds Compliance Officer            Secretary


ATTEST:                                 MORGAN GRENFELL INVESTMENT
                                        SERVICES LIMITED


  /s/ Jeremy Lodwick                    By: /s/ Patrick Disney
-----------------------------------         -----------------------------------
Name:  Jeremy Lodwick                       Name:  Patrick Disney
Title:  Director, MGIS                      Title:


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